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                                                                     EXHIBIT 3.1

                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT, dated as of September 3, 2003, by and among Education Funding Capital I, LLC, a Delaware limited liability company, as Sponsor (the "Sponsor"), Fifth Third Bank, an Ohio banking corporation, as Co-Owner Trustee (the "Co-Owner Trustee") and Wilmington Trust Company, a Delaware banking corporation, as Owner Trustee (the "Owner Trustee," together with the Co-Owner Trustee, the "Trustees," and individually referred to as a "Trustee"). The Sponsor and the Trustees hereby agree as follows:

     1. Creation of Trust.

          (a) The trust created hereby shall be known as Education Funding Capital Trust-III (the "Trust"), in which name the Trustees, or the Sponsor to the extent provided for herein, may conduct the business of the Trust, make and execute contracts on behalf of the Trust, and sue and be sued.

          (b) The Sponsor hereby assigns, transfers, conveys and sets over to the Co-Owner Trustee the sum of $1.00. The Co-Owner Trustee hereby acknowledges receipt of such amount in trust from the Sponsor, which amount shall constitute the initial trust estate. The Co-Owner Trustee hereby declares that it will hold the trust estate in trust for the Sponsor. It is the intention of the parties hereto that the Trust created hereby constitute a statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. (S) 3801 et seq. and that this Trust Agreement constitute the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.

          (c) The Co-Owner Trustee is hereby authorized and directed to execute and deliver on behalf of the Trust an eligible lender trust agreement between the Trust and Fifth Third Bank substantially in the form attached hereto as Exhibit B. The Trustees are further authorized and directed to enter into such other documents and take such other action as the Sponsor specifically directs in written instructions delivered to the Trustees; provided, however, the Trustees shall not be required to take any action (i) if the Trustees shall determine, or shall be advised by counsel, that such action is likely to result in personal liability or is contrary to applicable law or any agreement to which the Trustees are a party and (ii) the Trustees have been provided indemnity satisfactory to them in their sole discretion.

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     2. Concerning the Trustees.

          (a) Except as otherwise expressly required by Section 1 of this Trust Agreement or as otherwise required by applicable law or as may be necessary to obtain any licenses, consents or approvals required by applicable law or otherwise, the Trustees shall not have any duty or liability with respect to the administration of the Trust, the investment of the Trust's property or the payment of dividends or other distributions of income or principal to the Trust's beneficiaries, and no implied obligations shall be inferred from this Trust Agreement on the part of the Trustees. The Trustees shall not be liable for the acts or omissions of the Sponsor nor shall the Trustees be liable for any act or omission by it in good faith in accordance with the directions of the Sponsor.

          (b) The Trustees accept the trusts hereby created and agree to perform their duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustees shall not be personally liable under any circumstances, except for their own willful misconduct or gross negligence. In particular, but not by way of limitation:

               (i) The Trustees shall not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustees;

               (ii) No provision of this Trust Agreement shall require the Trustees to expend or risk their personal funds or otherwise incur any financial liability in the performance of their rights or duties hereunder, if the Trustees shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to them;

               (iii) Under no circumstance shall the Trustees be personally liable for any representation, warranty, covenant or indebtedness of the Trust;

               (iv) The Trustees shall not be personally responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Sponsor;

               (v) In the event that a Trustee is unsure of the course of action to be taken by it hereunder, a Trustee may request instructions from the Sponsor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for their failure to take any action or for any action it takes in good faith;

               (vi) All funds deposited with the Trustees hereunder may be held in a non-interest bearing trust account and the Trustees shall not be liable for any interest thereon or for any loss as a result of the investment thereof at the direction of the Sponsor; and

               (vii) To the extent that, at law or in equity, the Trustees has duties and liabilities relating thereto to the Sponsor or the Trust, the Sponsor agrees that such duties and liabilities are replaced by the terms of this Trust Agreement.

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          (c) The Trustees shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustees may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustees may for all purposes hereof rely on a certificate, signed by the Sponsor, as to such fact or matter, and such certificate shall constitute full protection to the Trustees for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (d) In the exercise or administration of the trusts hereunder, the Trustees (i) may act directly or, at the expense of the Trust, through agents or attorneys, and the Trustees shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Trustees in good faith, and (ii) may, at the expense of the Sponsor, consult with counsel, accountants and other experts, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other experts.

          (e) In accepting and performing the trusts hereby created, each Trustee acts solely as a Trustee hereunder and not in its individual capacity, and all persons having any claim against a Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust property for payment or satisfaction thereof.

     3. Compensation and Indemnification.

          (a) The Sponsor agrees to (i) compensate the Trustees in accordance with a separate fee agreement with the Trustees, (ii) reimburse the Trustees for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and (iii) indemnify, defend and hold harmless the Trustees and any of the officers, directors, employees and agents of the Trustees (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, suits, costs, expenses, disbursements (including the reasonable fees and expenses of counsel), taxes and penalties of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct or gross negligence of such Indemnified Person.

          (b) To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter, upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

          (c) The obligations of the Sponsor under this Section 3 shall survive the termination of this Trust Agreement.

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     4. Either Trustee may resign upon thirty days prior notice to the Sponsor.
If no successor has been appointed within such thirty day period, the Trustee may, at the expense of the Sponsor, petition a court to appoint a successor Trustee. Any person into which a Trustee may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which a Trustee shall be a party, or any person which succeeds to all or substantially all of the corporate trust business of a Trustee, shall be the successor Trustees under this Trust Agreement without the execution, delivery or filing of any paper or instrument or further act to be done on the part of the parties hereto, except as may be required by applicable law.

     5. This Trust Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings between the parties, whether written or oral.

     6. This Trust Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. Sections 3540 and 3561 of Title 12 of the Delaware Code shall not apply to the Trust.

     7. This Trust Agreement may be executed in two or more counterparts, each of which shall be an original, but all such counterparts shall together constitute one and the same agreement.

     8. The Sponsor and the Trustees will enter into an Amended and Restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. This Trust Agreement may be amended and restated by the parties hereto as necessary to provide for the operation of the Trust; provided, however, that the Trustees shall not be required to enter into any amendment hereto which adversely affects the rights, duties or immunities of the Trustees.

                            [signature page follows]

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                               WILMINGTON TRUST COMPANY,
                                               as Owner Trustee


                                               By: /s/ Janel R. Havrilla
                                                  ------------------------------
                                               Name: Janel R. Havrilla
                                               Title: Financial Services Officer


                                               EDUCATION FUNDING CAPITAL I, LLC,
                                               as Sponsor


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:


                                               FIFTH THIRD BANK,
                                               as Co-Owner Trustee


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                               WILMINGTON TRUST COMPANY,
                                               as Owner Trustee


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:


                                               EDUCATION FUNDING CAPITAL I, LLC,
                                               as Sponsor


                                               By: /s/ Perry D. Moore
                                                  ------------------------------
                                               Name:  PERRY D. MOORE
                                               Title: SVP-Finance


                                               FIFTH THIRD BANK,
                                               as Co-Owner Trustee


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:

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     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                               WILMINGTON TRUST COMPANY,
                                               as Owner Trustee


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:


                                               EDUCATION FUNDING CAPITAL I, LLC,
                                               as Sponsor


                                               By:
                                                  ------------------------------
                                               Name:
                                               Title:


                                               FIFTH THIRD BANK
                                               as Co-Owner Trustee


                                               By: /s/ Christine M. Schaub
                                                  ------------------------------
                                               Name: CHRISTINE M. SCHAUB
                                               Title: VICE PRESIDENT

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                                    EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                      EDUCATION FUNDING CAPITAL TRUST-III

     THIS Certificate of Trust of Education Funding Capital Trust-III (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del.C. (S) 3801, et seq.) (the "Act").

          1. Name. The name of the statutory trust formed by this Certificate of Trust is Education Funding Capital Trust-III.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of State.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have duly executed this Certificate of Trust in accordance with Section 381l(a) of the Act.

                                               WILMINGTON TRUST COMPANY, as
                                               Owner Trustee


                                               By: /s/ Janel R. Havilla
                                                  ------------------------------
                                               Name:  Janel R. Havilla
                                               Title: Financial Services Officer


                                               FIFTH THIRD BANK, as Co-Owner
                                               Trustee


                                               By: /s/ Christine M. Schaub
                                                  ------------------------------
                                               Name:  Christine M. Schaub
                                               Title: Vice President

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